Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 3 to Form F-1 of our report dated April 8, 2022, with respect to our audits of the consolidated financial statements of Magic Empire Global Limited and Subsidiaries as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

June 30, 2022